UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 30, 2007

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(Date of earliest event reported)

China VoIP & Digital Telecom Inc.

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(Exact name of registrant as specified in its charter)

            Nevada                   333-131017                98-0509797

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(State or other jurisdiction of      Commission            (I.R.S. Employer

incorporation or organization)       File Number          Identification No.)

RM 508, No.786 Xinluo Street, High-Tech Industrial Development Zone, Jinan, China

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(Address of principal offices, including Zip Code)

Crawford Lake Mining Inc.

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(Former name or Former Address, if Changed Since Last Report)

SECTION 8 – OTHER EVENTS

Item 8.01. Other Events

As of August 21, 2007, Downshire Capital Inc.was not able to complete the financing before closing deadline according to the termsheet signed with the Registrant on July 17,2007 as filed 8-K on July 26. After further negotiation, both parties cannot reach further agreement to extend the termsheet and the termsheet was terminated accordingly.

On August 29, 2007, the Registrant cancelled the 1.2 million shares issued in advance to Downshire Capital Inc. and its assigned parties.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits

(a)   Financial Statements of business acquired.        Not applicable

(b)   Pro forma financial information.                        Not applicable

(c)   Exhibits                                Not applicable